Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-105005) of Family Dollar Stores, Inc. of our report dated November 2, 2004, relating to the financial statements, which appears in the 2004 Annual Report to Shareholders of Family Dollar Stores, Inc., which is incorporated by reference in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
November 5, 2004
Charlotte, North Carolina